UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2019

ALLEGRO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38581	82-2425125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-7676

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one right, and one redeemable warrant	ALGRU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	ALGR	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one share of common stock	ALGRR	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	ALGRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 8.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 8.01 Other Events

As previously disclosed, Allegro Merger Corp. (the “Company”) had scheduled a special meeting of stockholders to be held at 10:00 a.m., Eastern Time, on December 23, 2019, at the offices of Graubard Miller, the Company’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. At the special meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate its initial business combination (the “Extension”) from January 6, 2020 to March 31, 2020 (the “Extended Date”).

The Company has determined to adjourn the special meeting until January 3, 2020. Additionally, as further described in the proxy supplement the Company is filing today with the Securities and Exchange Commission, the individuals and entities that participated in the private placement of units that occurred simultaneously with the Company’s initial public offering (the “insiders”) have agreed that if the Extension Amendment is approved, they or their affiliates will contribute to the Company, pro rata in accordance with their purchases of private units, a loan (each loan being referred to herein as a “Contribution”) for each public share that is not converted in connection with the stockholder vote to approve the Extension in an amount of $0.02 as a prorated amount for the partial month of January 2020 and $0.025 for each of February 2020 and March 2020, for an aggregate Contribution of approximately $1.05 million (assuming no public shares were converted); provided that the obligation of the insiders to make each Contribution shall be subject to the continued effectiveness of the TGI Friday’s merger agreement as of the Contribution date, or, if such agreement is earlier terminated, the affirmative majority vote of the Board of Directors of the Company requiring such Contribution. If the Board of Directors determined not to require the Contribution, the Company would distribute the remaining amounts in the trust account to the then holders of public shares. .

Subject to the foregoing proviso, each Contribution will be deposited in the trust account established in connection with the Company’s initial public offering, with the first Contribution occurring on or prior to January 10, 2020, the second Contribution occurring on or before January 31, 2020, and the third and final Contribution occurring on or before February 29, 2020. It is expected that the conversion amount per share at the meeting for the Company’s business combination with TGI Friday’s will be approximately $10.32 per share (including anticipated accrued interest), in comparison to the current conversion amount of approximately $10.22 per share.

The insiders will not make any Contribution unless the Extension Amendment is approved and the Extension is completed. The Contributions will not bear any interest and will be repayable by the Company to the insiders or their affiliates upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Company’s trust account.

Holders that previously tendered shares for conversion and wish to change their election should contact the Company’s transfer agent at Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2019	ALLEGRO MERGER CORP.

	By:	/s/ Eric S. Rosenfeld
Eric S. Rosenfeld
Chief Executive Officer

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